Exhibit 24 POWER OF ATTORNEY The undersigned hereby constitutes and appoints each of Brian Sondey, Michael Pearl, Jeremy Glick, Lily Colahan and Shella Lieberman, signing singly with full power of substitution and re-substitution, as the undersigned's true and lawful attorney-in-fact to: (1) prepare and execute for, and on behalf of, the undersigned, in the undersigned’s name, and submit to the U.S. Securities and Exchange Commission (the “SEC”), a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any rule or regulation of the SEC; (2) prepare and execute for, and on behalf of, the undersigned, in the undersigned’s name, in the undersigned’s capacity as an officer and/or director of Triton International Limited (the “Company”), and submit to the SEC, all Forms 3, 4 and 5, and all amendments and/or supplements thereto, in accordance with Section 16(a) of the Exchange Act and the rules thereunder; (3) act as an account administrator and manage the undersigned’s Electronic Data, Gathering, Analysis and Retrieval (EDGAR) account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users and delegated entities; (ii) maintaining the security of the undersigned’s EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned’s EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T; (4) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or Form ID (or other comparable documentation), complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and (5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, will lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or the rules thereunder. This Power of Attorney shall remain in full force and effect until the undersigned, after becoming subject to the requirements to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, ceases to be subject to those requirements, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 3rd day of March, 2026. /s/John F. O’Callaghan Signature John F. O’Callaghan Print Name